UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 13, 2005

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On January 13, 2005, Finisar Corporation (“Finisar”) issued a press release responding to comments that were attributed to a spokesperson for Infineon Technologies AG (“Infineon”) regarding the status of the purchase agreement between the parties dated October 11, 2004. Finisar filed a Form 8-K Report on January 12, 2005 to report the receipt of a notice from Infineon purporting to terminate the purchase agreement. A copy of Finisar’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 13, 2005 issued by Finisar Corporation responding to public comments by Infineon Technologies AG regarding its purported termination of agreement to acquire Infineon’s fiber optics business.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2005

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 13, 2005 issued by Finisar Corporation responding to public comments by Infineon Technologies AG regarding its purported termination of agreement to acquire Infineon’s fiber optics business.

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